Exhibit 4.h

                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)
                                   SERIES A

                                                            September 30, 1997

   The above-described Certificate shall be deemed amended as follows:

         1. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

         2. The phrase "limited in aggregate initial principal amount to $60,892,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

         3. The table set forth in the sixth paragraph of the Certificate shall be deemed to read as follows:

                                       Aggregate
                                       Principal
  Series            Maturity            Amount         Interest Rate
  ------        ----------------      -----------      -------------
     A          January 15, 2016      $36,665,000          7.50%
     B          January 15, 2017      $13,616,000          7.52%
     C          January 15, 2009      $13,144,000          7.65%

         4.    Schedule I to the Certificate shall be deemed replaced by the
   Schedule I attached hereto.

         5. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997.

         6. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

         7. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

   IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: September 30, 1997                 STATE STREET BANK AND TRUST
                                          COMPANY OF CONNECTICUT,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Owner Trustee


                                          By: _______________________________
                                              Name:  Paul D. Allen
                                              Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: September 30, 1997                 FIRST SECURITY BANK,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but as Indenture Trustee,
                                          Pass Through Trustee and
                                          Subordination Agent


                                          By: _______________________________
                                              Name:  Greg A. Hawley
                                              Title: Vice President


                                  Schedule I

                        [See Section 2 of Exhibit 4.f]


                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)
                                   SERIES B

                                                            September 30, 1997

   The above-described Certificate shall be deemed amended as follows:

         1. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

         2. The phrase "limited in aggregate initial principal amount to $60,892,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

         3. The table set forth in the sixth paragraph of the Certificate shall be deemed to read as follows:

                                       Aggregate
                                       Principal
  Series            Maturity            Amount         Interest Rate
  ------        ----------------      -----------      -------------
     A          January 15, 2016      $36,665,000          7.50%
     B          January 15, 2017      $13,616,000          7.52%
     C          January 15, 2009      $13,144,000          7.65%

         4.    Schedule I to the Certificate shall be deemed replaced by the
   Schedule I attached hereto.

         5. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997.

         6. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

         7. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

   IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: September 30, 1997                 STATE STREET BANK AND TRUST
                                          COMPANY OF CONNECTICUT,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Owner Trustee


                                          By: _______________________________
                                              Name:  Paul D. Allen
                                              Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: September 30, 1997                 FIRST SECURITY BANK,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but as Indenture Trustee,
                                          Pass Through Trustee
                                          and Subordination Agent


                                          By: _______________________________
                                              Name:  Greg A. Hawley
                                              Title: Vice President


                                  Schedule I

                        [See Section 2 of Exhibit 4.f]


                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)
                                   SERIES C

                                                            September 30, 1997


   The above-described Certificate shall be deemed amended as follows:

         1. The face amount of the Certificate shall be $13,144,000 (Thirteen Million, One Hundred Forty-Four Thousand Dollars).

         2. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

         3. The phrase "limited in aggregate initial principal amount to $60,892,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

         4. The table set forth in the sixth paragraph of the Certificates shall be deemed to read as follows:

                                       Aggregate
                                       Principal
  Series            Maturity            Amount         Interest Rate
  ------        ----------------      -----------      -------------
     A          January 15, 2016      $36,665,000          7.50%
     B          January 15, 2017      $13,616,000          7.52%
     C          January 15, 2009      $13,144,000          7.65%

         5.    Schedule I to the Certificate shall be deemed replaced by the
   Schedule I attached hereto.

         6. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Trust .

         7. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

         8. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

   IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: September 30, 1997                 STATE STREET BANK AND TRUST
                                          COMPANY OF CONNECTICUT,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Owner Trustee


                                          By: _______________________________
                                              Name:  Paul D. Allen
                                              Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: September 30, 1997                 FIRST SECURITY BANK,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but as Indenture Trustee,
                                          Pass Through Trustee and
                                          Subordination Agent


                                          By: _______________________________
                                              Name:  Greg A. Hawley
                                              Title: Vice President


                                  Schedule I

                        [See Section 2 of Exhibit 4.f]


                   [FEDERAL EXPRESS CORPORATION LETTERHEAD]


                                                         October 8, 1997


Securities and Exchange Commission
Attention:  Filing Desk
Division of Corporation Finance
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549-1004

Re:      Federal Express Corporation
         Current Report on Form 8-K dated September 30, 1997
         Commission File No. 1-7806

Ladies and Gentlemen:

   In accordance with General Instructions to Current Report on Form 8-K and Regulation S-T, please accept for filing our Current Report on Form 8-K dated September 30, 1997.


                                              Best regards,

                                              FEDERAL EXPRESS CORPORATION

                                              /s/  Scott E. Hansen
                                              --------------------------------
                                              Scott E. Hansen
                                              Managing Director
                                              Securities & Corporate Law
                                              Phone:   (901) 395-5029
                                              Address: 1980 Nonconnah Blvd.
                                              Memphis, TN  38132